Page 9 of 27 Pages


                                    EXHIBIT A

                             CONTRIBUTION AGREEMENT


          CONTRIBUTION AGREEMENT dated as of May 13, 1997, by and between each of the persons whose signatures are set forth below (each such person, a "Contributor"), and SFM Investments LDC, an exempted limited duration company organized and existing under the laws of the Cayman Islands (the "Issuer").


Recitals:--

A. The Contributors have formed the Issuer for the purpose of making investments from time to time in securities and other financial instruments as provided in the Memorandum and Articles of Association of the Issuer.

B. In connection with the initial investment by the Issuer, the Contributors and the Issuer wish to provide for the transfer to the Issuer of all of the Contributors' right, title and interest in and to the securities and assets listed on Schedule A annexed hereto (including all rights associated with such securities and assets) (the "Transferred Assets") and the issuance by the Issuer to the
          Contributors, in consideration for their contribution of the Transferred Assets, of Class A shares, par value $0.01 per share (the "Shares"), of the Issuer to the Contributors, which issuance shall be effected to the Contributors in proportion to their respective contributions to the Issuer.

C. The Issuer desires to acquire and accept, all of the Contributors' right, title and interest in and to the Transferred Assets.

D. The Contributors desire to assign, and the Issuer desires to assume, any and all obligations and liabilities of the Contributors relating to or arising from the Transferred Assets (such liabilities, the "Transferred Liabilities").

E. It is the intention of the Contributors and the Issuer that, from and after the date hereof, the Issuer will enjoy the legal and economic entitlements relating to the Transferred Assets.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                                             Page 10 of 27 Pages



1         Issuance of Shares and Transfer of Transferred Assets

          (a) The Contributors hereby irrevocably and unconditionally transfer, assign and convey to Issuer all of their rights, title and interests in and to the Transferred Assets.

          (b) Issuer hereby assumes and agrees to pay, perform and discharge as and when they become due, the Transferred Liabilities.

          (c) As consideration for the activities described in paragraphs (a) and (b) above, Issuer agrees to issue to the Contributors the Shares, which shall be issued in the name of the Contributors in proportion to their respective contributions.

2         Representations

               The Contributors represent to the Issuer as follows: Upon the completion of the transactions contemplated hereby, the Issuer will have acquired from the Contributors all of the Contributors' rights, title and interest in, inter alia, the warrants and/or rights to the securities listed on Schedule A annexed hereto, assets which are beneficially owned by the Contributors prior to the completion of the transactions contemplated hereby.


3         Governing Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4         Entire Agreement

               Except as otherwise expressly set forth herein, this document, including Schedule A annexed hereto, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                                             Page 11 of 27 Pages



5         Counterparts

               This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

6         Descriptive Headings

               The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             SFM INVESTMENTS LDC


                                             By:  /S/ GARY S. GLADSTEIN
                                                  -----------------------------
                                                  Gary S. Gladstein,
                                                  Director

                                             THE CONTRIBUTORS


                                             /S/ SCOTT BESSENT
                                             ----------------------------------
                                             Scott Bessent


                                             /S/ BUZZ BURLOCK
                                             ----------------------------------
                                             Buzz Burlock


                                             /S/ STAN DRUCKENMILLER
                                             ----------------------------------
                                             Stan Druckenmiller


                                             /S/ ARMINIO FRAGA
                                             ----------------------------------
                                             Arminio Fraga

                                                             Page 12 of 27 Pages


                                             /S/ GARY GLADSTEIN
                                             ----------------------------------
                                             Gary Gladstein


                                             /S/ ELIZABETH LARSON
                                             ----------------------------------
                                             Elizabeth Larson


                                             /S/ MICHAEL NEUS
                                             ----------------------------------
                                             Michael Neus


                                             /S/ GEORGE SOROS
                                             ----------------------------------
                                             George Soros


                                             /S/ SEAN WARREN
                                             ----------------------------------
                                             Sean Warren


                                             /S/ CRISTINA H. KEPNER
                                             ----------------------------------
                                             Cristina H. Kepner


                                             /S/ KENNETH G. LANGONE
                                             ----------------------------------
                                             Kenneth G. Langone


                                             /S/ THOMAS L. TEAGUE
                                             ----------------------------------
                                             Thomas L. Teague


                                             /S/ G. ALLEN MEBANE
                                             ----------------------------------
                                             G. Allen Mebane